UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 23, 2015

AUSCRETE CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	001-35923	27-1692457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 East First Street

Rufus, OR 97050

(Address of principal executive offices, including zip code)

(541) 739-8298

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 22, 2015, Auscrete Corporation ("company") entered into agreement with the owners of Auscrete Corporation of Oregon (a private corp.) for the purpose of acquiring manufacturing plant and equipment, mobile materials handling equipment, vehicles, specialized production technology equipment, testing equipment, designs and specifications of approved structures, inventory, tools and sales contracts.

The purchase price of the contract is non cash and is to be satisfied by the issue of 80 million restricted common shares of the company at a given value of $800,000. The shares are to be paid in 2 tranches of 40 million shares. The first payment was effected on July 23, 2015 and the second payment is to be made on September 1, 2015.

The shares will be issued as follows; John & Mary Sprovieri, affiliates, first issue, 20 million and second issue, 28 million, Clifford & Kay Jett, affiliates, first issue, 9 million and second issue, 9 million. William & Linda Beers, affiliates, first issue, 3 million and second issue, 3 million. Kimberly Grimm, non affiliate, 5 million in a single issue. Martin Kelly, non affiliate, 3 million in a single issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUSCRETE CORPORATION

Date: July 23, 2015	By:	/s/ A. John Sprovieri
A. John Sprovieri President / CEO